Exhibit 99.1

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FIRST NATIONAL BANK OF THE SOUTH APPOINTS J. BARRY MASON NEW CEO
Mason Leaves Arthur State Bank to Lead 13-branch First National Bank of the South

SPARTANBURG, SC, August 25, 2009 – First National Bank of the South, Inc., a subsidiary of First National Bancshares, Inc. (NASDAQ: FNSC), today appointed a recognized, 27-year banking executive, veteran J. Barry Mason, as its new President and Chief Executive Officer.

Mason moves to Spartanburg, SC-based First National from Arthur State Bank (ASB), where he was Executive Vice President, Chief Lending Officer and a member of its Board of Directors. Mason follows Jerry Calvert, the Bank’s founding CEO for 10 years, who voluntarily stepped aside today.

“Barry Mason brings rich experiences in financial services leadership, particularly in capital and credit, which are significant to the needs of First National,” C. Dan Adams, Chairman of First National Bancshares, said. “As the Bank completes its 10th year of operations, Mason is undertaking a new vision of leadership to promote success at First National.”

“It will be an honor to work with the employees and customers of First National Bank. Our first task will be to improve capital ratios to further stabilize the Company and to return it to its legacy of achievement,” Mason said. “We will strive to better serve the individual and business customers of the Bank with excellence, so we can swiftly and effectively fulfill the needs of our customers and shareholders.”

Mason was part of the executive team at Arthur State Bank that helped grow the Company from $88 million in assets, $25 million in loans outstanding, and four branches in 1995 to $660 million in assets, a $548 million loan portfolio, and 23 branches today. A member of the Board of Directors of Arthur State Bank, Mason came to ASB from American Federal Bank, where he was Vice President/Northern Group Commercial Loan Manager. He began his banking career as a Branch Manager and Commercial Loan Officer for Citizens and Southern National Bank of South Carolina.

“We are going to focus on the basics of banking – Capital, Credit Quality and Confidence in Our Brand.  I will begin work immediately to engage with employees, shareholders, investors, and our commercial and individual depositors to create a fresh vision of First National,” Mason said. “Our goal is to create a sustainable future for all of our constituencies, so we can bring the greatest possible value to our stakeholders and our shareholders.”

“First National Bank of the South looks forward to fulfilling commitments it has made to its customers, shareholders, and government agencies to improve the safety and security of its operations and capital activities,” Adams said. “Mason will work with the Board to help fulfill those commitments, particularly in raising capital and improving the quality of First National’s loan portfolio.”

Adams also recognized Calvert for his work for First National: “The Company appreciates the dedicated work and loyalty of Jerry Calvert since its founding 10 years ago. During coming months, Jerry will provide continuity to help speed the transition of the new CEO.”

A native of Spartanburg, Mason, 49, is a member of the Spartanburg Chamber Board of Regents. Mason received his B.A. degree in economics and was a four-year letterman in football at Wofford College. He attended the Advanced Commercial Credit/Lending School for executives in leadership lending roles. He and his wife of 25 years, Cathy Toms Mason, have four children and live in Spartanburg.

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About First National Bank of the South
First National Bancshares, Inc., (NASDAQ: FNSC) is an $835-million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has 13 full-service branches in six South Carolina counties.  First National Bank of the South was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to First National's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which First National conducts operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in First National’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause First National’s results to differ materially from those described in the forward-looking statements can be found in First National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.